                                                                     EXHIBIT 5.1

                  OPINION OF AKERMAN, SENTERFITT & EIDSON, P.A.

                               September 28, 2001

Florida Banks, Inc.
5210 Belfort Road
Suite 310
Jacksonville, FL 32256

Ladies and Gentlemen:

         We have acted as counsel to Florida Banks, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"). Such Registration Statement relates to the registration by the Company of 300,000 shares (the "Shares") of the Company's common stock, $.01 par value per share, issuable pursuant to the Amended and Restated Incentive Compensation Plan (the "Incentive Plan").

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents: (1) the Company's Articles of Incorporation and Bylaws, as amended, (2) the Incentive Plan and (3) such other documents and instruments that we have deemed necessary for the expression of the opinions contained herein. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                       Sincerely,



                                       /s/ AKERMAN, SENTERFITT & EIDSON, P.A.